Exhibit 99.1

 FOR IMMEDIATE RELEASE

AMBIENT CLOSES $2.5 MILLION PRIVATE PLACEMENT

Company Remains Focused on Enabling Smart Grid Efficiencies

Boston, MA, November 2, 2007 - Ambient Corporation (OTCBB: ABTG), a leader in Broadband over Power Lines (BPL) solutions, today announced that it has closed on an additional private placement of $2.5 million in principal amount of its newly issued 8% Senior Secured three-year Convertible Note from an institutional investor involved in Ambient’s previous close, increasing the total 2007 investment into Ambient to $10MM.

The investor in this round, Vicis Capital Master Fund (Vicis), was issued the Note scheduled to mature in October of 2010, and which requires no repayment of principal until the maturity date. Interest on the Note does not begin accruing until July 2008; with first quarterly interest payment due in September 2008.

Commenting on the raise, John J. Joyce, President and CEO of Ambient, stated, “Ambient is pleased to have the backing of an institutional investor who shares, and supports, Ambient’s long-term commercial vision. This additional infusion of capital allows Ambient to continue with our initiatives, and reach important milestones that are intended to mark the next phase of Ambient’s growth.”

Ambient is focused on enabling energy efficiency using proprietary BPL technology, which offers electric utilities a unique real-time view of the electrical grid distribution system and enables energy saving utility applications.

Shad Stastney, a partner with Vicis Capital, LLC, the investment manager for Vicis Capital Master Fund, said of the investment, “This latest investment in Ambient by Vicis further demonstrates our belief in the management of Ambient and the future for Ambient’s technology.  Our overall interest in Ambient and BPL technology is the potential it has to dramatically improve the efficiency with which utilities serve their customers and reduce their environmental footprint. We believe that Ambient is in a strong position to help with implementing solid solutions to every day issues faced by utilities.”

Additional information relating to the Senior Secured Convertible Notes, the warrants, and related matters will be included in Ambient’s Current Report on Form 8-K, which Ambient will be shortly filing with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The offer and sale by Ambient of the securities described herein has not been registered under the Securities Act of 1933, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Vicis Capital Master Fund

Vicis Capital Master Fund currently manages approximately $2 Billion across a range of strategies.  Vicis Capital, LLC is the investment manager for Vicis Capital Master Fund.

About Ambient Corporation

Ambient is a pioneer in the Broadband over Power Lines (BPL) industry and is engaged in the design, development and marketing of patented, FCC-certified BPL equipment and technologies. Ambient utilizes proprietary technology and in-depth industry experience to provide optimal solutions for Smart Grids and the Broadband Access and In-premise markets. Headquartered in Newton, MA, Ambient is a publicly traded company (OTCBB: ABTG). Visit Ambient at www.ambientcorp.com.

This press release contains forward-looking statements that involve substantial uncertainties and risks.  These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry, and that reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, changes in economic conditions generally and the broadband over power lines (“BPL”) market specifically, changes in technology, legislative or regulatory changes that affect us, the availability of working capital, changes in costs and the availability of goods and services, the introduction of competing products, changes in our operating strategy or development plans, our ability to attract and retain qualified personnel, and changes in our acquisition and capital expenditure plans, and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1 of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Ambient is a trademark of Ambient Corporation registered in the U.S. Patent and Trademark Office.

Media Contact:

Investor Relations Contact:

Ambient Corporation

Flager Communications

Anna E. Croop

Jamie Dryer

Director of Corporate Communications

(561) 837-8057, Ext. 2

(617) 614-6739

flagcom@bellsouth.net

acroop@ambientcorp.com